NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen Mid Cap Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From         shares    underwriting Purchase
    1              IPass Inc.    CSFB          400       0.006%       7/23/03

    2     Seagate Technology Merrill Lynch  5,400      0.009%       7/24/03
    3             Amphenol    Merrill Lynch   1,200      0.014%       8/15/03

    4    Carter Holding Inc.  Goldman Sachs     500      0.001%      10/23/03

    5    Overnite Corporation   CSFB          2,400      0.010%      10/30/03



Participating Underwriters for #1
Morgan Stanley
SG Cowen
Credit Suisse First Boston
Thomas Weisel Partners LLC


Participating Underwriters #2
Morgan Stanley
JPMorgan
Citigroup
Goldman Sachs & Co.
Bear Stearns & Co. Inc.
Lehman Brothers
Merrill Lynch & Co.
Thomas Weisel Partners LLC
AG Edwards & Sons Inc.
Blaylock & Partners
CMG Institutional Trading LLC
Craig-Hallum Capital Group LLC
Hoefer & Arnett Inc.
Needham & Co. Inc.
Pacific Growth Equities Inc.


Participating Underwriters #3
Citigroup
Merrill Lynch & Co.
Morgan Stanley
Lehman Brothers
UBS Investment Bank
Deutsche Bank Securities
JPMorgan
Thomas Weisel Partners LLC






Participating Underwriters for #4
Goldman Sachs & Co.
Banc of America Securities LLC
Credit Suisse First Boston Corp
Morgan Stanley
Morgan Keegan & Co.
Muriel Siebert & Co. Inc.
Suntrust Capital Markets
US Bancorp Piper Jaffray


Participating Underwriters for #5
Credit Suisse First Boston Corp
Morgan Stanley
Citigroup
Banc of America Securities LLC
JP Morgan Securities
Merrill Lynch & Co.